Exhibit 99.1

Idera Pharmaceuticals Reports Third Quarter 2021 Financial Results and Provides Corporate Update

EXTON, PA, November 8, 2021 — Idera Pharmaceuticals, Inc. (“Idera,” the “Company,” “we,” “us,” or “our”) (Nasdaq: IDRA) today reported its financial and operational results for the third quarter ended September 30, 2021.

“We are maintaining our focus on identifying new development or commercial-stage assets for Idera’s portfolio and we are encouraged by the opportunities presented to us,” stated Vincent Milano, Idera’s Chief Executive Officer. “As a number of these prospects advance and as we continue to preserve cash, we remain optimistic in Idera’s future potential.”

Added Mr. Milano, “Studies also continue in patients with microsatellite-stable colorectal cancer (ILLUMINATE-206) and, in partnership with AbbVie, in patients with head and neck squamous cell carcinoma. We expect to share results from the second stage of ILLUMINATE-206, which involves tilsotolimod in combination with Bristol Myers Squibb’s nivolumab and ipilimumab, by the end of the year.”

Third Quarter Financial Results

Our cash position as of September 30, 2021 was $36.6 million. Research and development expenses for the three months ended September 30, 2021 totaled $3.5 million, compared to $4.8 million for the same period in 2020. General and administrative expense for the three months ended September 30, 2021 totaled $2.3 million, compared to $2.7 million for the same period in 2020. Restructuring costs for the three months ended September 30, 2021 totaled approximately $0.1 million and relate to a reduction in force initiated in April 2021 to better align our workforce to our ongoing operational and business development activities. No such costs were incurred during the three months ended September 30, 2020. Additionally, during the three months ended September 30, 2020, we recorded $0.7 million and $12.4 million non-cash warrant revaluation loss and non-cash future tranche right revaluation loss, respectively, related to securities issued in connection with our December 2019 private placement transaction. No such non-cash losses were recognized in the three months ended September 30, 2021.

As a result of the factors above, net loss applicable to common stockholders for the three months ended September 30, 2021 was $6.0 million or $0.11 per basic and diluted share compared to net loss applicable to common stockholders of $20.6 million or $0.59 per basic and diluted share for the same period in 2020. Excluding the non-cash loss of approximately $13.1 million for the three months ended September 30, 2020 related to the securities issued in connection with the December 2019 private placement transaction, net loss applicable to common stockholders was $7.5 million.

About Idera Pharmaceuticals

Idera is focused on the acquisition, development, and ultimate commercialization of drug candidates for rare disease indications characterized by small, well-defined patient populations with serious unmet needs. To learn more about Idera, visit IderaPharma.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this press release, including statements regarding the Company's strategy, opportunities, financial position, funding for continued operations, cash reserves, projected costs, prospects, clinical trials and related endpoints and the timing of such clinical trial and endpoints, plans, and objectives of management, are forward-looking statements. The words "believes," "anticipates," "estimates," "plans," "expects," "intends," "may," "could," "should," "potential," "likely," "projects," "continue," "will," “schedule,” and "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are predictions based on the Company’s current expectations and projections about future events and various assumptions. Idera cannot guarantee that it will achieve the plans, intentions, or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company's forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, which may be beyond Idera’s control, and which may cause the actual results, performance, or achievements of the Company to differ materially from future results, performance, or achievements expressed or implied by such forward-looking statements. There are a number of important factors that could cause Idera's actual results to differ materially from those indicated or implied by its forward-looking statements including, without limitation: whether the Company’s cash resources will be sufficient to fund the Company’s continuing operations and the further development of the Company’s programs; whether topline results from a clinical trial will be predictive of the final results of the trial; whether results obtained in preclinical studies and clinical trials will be indicative of the results that will be generated in future clinical trials, including in clinical trials in different disease indications; whether products based on Idera's technology will advance into or through the clinical trial process when anticipated or at all or warrant submission for regulatory approval; whether such products will receive approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies; whether, if the Company's products receive approval, they will be successfully distributed and marketed; whether the Company's collaborations will be successful; and the impact of public health crises, including the coronavirus (COVID-19) pandemic. All forward-looking statements included in this release are made as of the date hereof and are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and otherwise in the Company’s filings and reports filed with Securities and Exchange Commission. While Idera may elect to do so at some point in the future, the Company does not assume any obligation to update any forward-looking statements and it disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by law.

Idera Pharmaceuticals, Inc.

Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Operating expenses:
Research and development	3,507	4,766	14,271	19,655
General and administrative	2,331	2,718	7,959	8,992
Restructuring costs	130	-	1,322	-
Total operating expenses	5,968	7,484	23,552	28,647
Loss from operations	(5,968)	(7,484)	(23,552)	(28,647)
Other income (expense)
Warrant revaluation gain (loss)	-	(683)	6,983	(495)
Future tranche right revaluation gain (loss)	-	(12,350)	118,803	(6,988)
Other income (expense), net	3	(35)	(24)	169
Net income (loss)	$(5,965)	$(20,552)	$102,210	$(35,961)
Net income (loss) per common share applicable to common stockholders
— basic	$(0.11)	$(0.59)	$2.10	$(1.09)
— diluted	$(0.11)	$(0.59)	$(0.46)	$(1.09)
Weighted-average number of common shares used in computing net loss per share applicable to common stockholders
— basic	52,740	35,091	47,990	32,999
— diluted	52,740	35,091	51,613	32,999

Idera Pharmaceuticals, Inc.

Balance Sheet Data

(In thousands)

	September 30,	December 31,
	2021	2020
Cash, cash equivalents, and short-term investments	$36,602	$37,728
Other assets	2,578	4,671
Total assets	$39,180	$42,399
Total liabilities	$6,169	$133,571
Total stockholders' equity (deficit)	33,011	(91,172)
Total liabilities and stockholders' equity (deficit)	$39,180	$42,399

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Idera Pharmaceuticals Contacts:

Jill Conwell

Investor Relations &
Corporate Communications

Phone (484) 348-1675

JConwell@IderaPharma.com

John J. Kirby

Chief Financial Officer

Phone (484) 348-1627

JKirby@IderaPharma.com